Exhibit 10.1

Community Health Systems, Inc.

2009 STOCK OPTION AND AWARD PLAN

(As Adopted March 24, 2009 and Amended and Restated March 18, 2011, March 20, 2013, March 19, 2014, March 16, 2016, March 14, 2018, March 20, 2020, March 17, 2021, March 22, 2023 and March 12, 2025)

1.
Purpose.

The purpose of this Plan is to strengthen Community Health Systems, Inc., a Delaware corporation (the “Company”), and its Subsidiaries by providing a retention tool and an incentive to its and their employees, officers, consultants and directors, and thereby encouraging them to devote their abilities and industry to the success of the Company’s and its Subsidiaries’ business enterprises. It is intended that this purpose be achieved by extending to employees (including future employees who have received a formal written offer of employment), officers, consultants and directors of the Company and its Subsidiaries an added long-term incentive for high levels of performance and unusual efforts through the grant of Incentive Stock Options, Non-qualified Stock Options, Stock Appreciation Rights, Performance Units, Performance Shares, Other Share Awards, Restricted Stock and Restricted Stock Units (as each term is herein defined).

2.
Definitions.

For purposes of the Plan:

2.1
“Affiliate” means any entity, directly or indirectly, controlled by, controlling or under common control with the Company or any corporation or other entity acquiring, directly or indirectly, all or substantially all the assets and business of the Company, whether by operation of law or otherwise.
2.2
“Agreement” means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.
2.3
“Award” means a grant of an Option, Restricted Stock, a Restricted Stock Unit, a Stock Appreciation Right, a Performance Award, an Other Share Award, or any or all of them.
2.4
“Board” means the Board of Directors of the Company.
2.5
“Cause” means, except as otherwise set forth herein or in an applicable Agreement,
(a)
in the case of an Optionee or Grantee whose employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Optionee or Grantee and the Company or Subsidiary, which employment agreement includes a definition of “Cause”, the term “Cause” as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and

(b)
in all other cases, (i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit, (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses) or (v) any material violation of any of the Company’s written rules or policies; provided, however, that, following a Change in Control, clause (i) of this Section 2.5(b) shall not constitute “Cause.”
2.6
“Change in Capitalization” means any increase or reduction in the number of Shares, or any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation or entity, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, property dividend, extraordinary cash dividend (but excluding normal cash dividends), combination or exchange of shares, change in corporate structure, equity restructuring (as defined under FASB ASC Topic 718) or similar transaction or event.
2.7
A “Change in Control” shall mean the occurrence of any of the following:
(a)
An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the then outstanding Shares or the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred pursuant to this Section 2.7(a), Shares or Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);
(b)
The individuals who, as of the Restatement Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board or, following a Merger (as hereinafter defined) which results in a Parent Corporation (as hereinafter defined), the board of directors of the ultimate Parent Corporation; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of the actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(c)
The consummation of:
(i)
A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued (a “Merger”), unless such Merger is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a Merger where:
(A)
the stockholders of the Company immediately before such Merger own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the corporation or other entity resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a “Parent Corporation”), or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and
(B)
the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;
(ii)
A complete liquidation or dissolution of the Company; or
(iii)
The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Related Entity or under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose or the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, (A) a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities which increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur; and (B) with respect to any Award constituting a “deferral of compensation” subject to Section 409A of the Code, solely for purposes of determining the timing of a payment pursuant to the Agreement, a Change in Control shall mean a “change in the ownership” of the Company, a “change in the effective control” of the Company, or a “change in the ownership of a substantial portion of the assets” of the Company as such terms are defined in Section 1.409A-3(i)(5) of the Treasury Regulations.

If an Optionee’s or Grantee’s employment is terminated by the Company without Cause prior to the date of a Change in Control but the Optionee or Grantee reasonably demonstrates that the termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (B) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed, such termination shall be deemed to have occurred after a Change in Control for purposes of this Plan provided a Change in Control shall actually have occurred.

2.8
“Code” means the Internal Revenue Code of 1986, as amended.
2.9
“Committee” means a committee, as described in Section 3.1, appointed by the Board from time to time to administer the Plan and to perform the functions set forth herein.
2.10
“Company” means Community Health Systems, Inc.
2.11
“Director” means a director of the Company.
2.12
“Disability” means, unless otherwise defined in an Agreement:
(a)
in the case of an Optionee or Grantee whose employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Optionee or Grantee and the Company or Subsidiary, which employment agreement includes a definition of “Disability”, the term “Disability” as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect;
(b)
in the case of an Optionee or Grantee to whom Section 2.12(a) does not apply and who participates in the Company’s long-term disability plan, if any, the term “Disability” as used in such plan; or
(c)
in all other cases, a physical or mental infirmity which impairs the Optionee’s or Grantee’s ability to perform substantially all his or her duties for a period of ninety-one (91) consecutive days.
2.13
“Division” means any of the operating units or divisions of the Company designated as a Division by the Committee.
2.14
“Dividend Equivalent Right” means a right to receive all or some portion of the cash dividends that are or would be payable with respect to Shares in accordance with the terms of this Plan; provided, that subject to Section 12, no Dividend Equivalent Rights shall be granted with respect to unexercised Options or Stock Appreciation Rights.
2.15
“Eligible Individual” means any of the following individuals who is designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein: (a) any Director or Employee, (b) any individual to whom the Company or a Subsidiary has extended a formal, written offer of employment (provided that the grant of an Option or Award to any such individual is made following the commencement of employment), or (c) any consultant or advisor (within the scope of Instruction A.1.(a)(1) of Form S-8 under the Securities Act of 1933, as amended) of the Company or a Subsidiary.
2.16
“Employee” means any person, including an officer (whether or not also a director), in the regular full-time employment of the Company or any of its Subsidiaries, but excludes, in the case of an Incentive Stock Option, an employee of any Subsidiary that is not a “subsidiary corporation” of the Company as defined in Code Section 424(f).

2.17
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.18
“Fair Market Value” of a Share means, as of any date, unless otherwise determined by the Committee, the closing sales price of a Share as reported by the New York Stock Exchange at the close of the primary trading session on such date, or if the Shares are not listed on the New York Stock Exchange as of such date, the closing sales price of a Share on such date on the principal national securities exchange on which the Shares are listed or admitted to trading, and, in either case, if the Shares were not traded on such date, on the next preceding day on which the Shares were traded. In the event that the Fair Market Value of a Share cannot be determined in a manner described above, such Fair Market Value shall be the value established by the Board in good faith. The determination of Fair Market Value for purposes of income tax withholding may be made in the Committee’s discretion subject to applicable legal requirements and is not required to be consistent with the determination of Fair Market Value for other purposes.
2.19
“Good Reason” means, unless otherwise provided in an Agreement, the occurrence after a Change in Control of any of the following events or conditions with respect to an Optionee or Grantee:
(i)
a change in the Optionee’s or Grantee’s status, title, position or responsibilities (including reporting responsibilities) which, in the Optionee’s or Grantee’s reasonable judgment, represents an adverse change from the Optionee’s or Grantee’s status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Optionee or Grantee of any duties or responsibilities which, in the Optionee’s or Grantee’s reasonable judgment, are inconsistent with the Optionee’s or Grantee’s status, title, position or responsibilities; or any removal of the Optionee or Grantee from or failure to reappoint or reelect the Optionee or Grantee to any of such offices or positions, except in connection with the termination of the Optionee’s or Grantee’s employment for Disability, Cause, as a result of the Optionee’s or Grantee’s death or by the Optionee or Grantee other than for Good Reason;
(ii)
a reduction in the Optionee’s or Grantee’s annual base salary below the amount as in effect immediately prior to the Change in Control;
(iii)
the relocation of the Optionee’s or Grantee’s primary place of employment to a location more than twenty-five (25) miles from the location of the Optionee’s or Grantee’s primary place of employment immediately prior to such Change in Control, or requiring the Optionee or Grantee to be based anywhere other than such offices, except to the extent the Optionee or Grantee was not previously assigned to a principal location and except for required travel on business to the extent substantially consistent with the Optionee’s or Grantee’s business travel obligations at the time of the Change in Control;
(iv)
the failure to pay to the Optionee or Grantee any portion of the Optionee’s or Grantee’s current compensation or to pay to the Optionee or Grantee any portion of an installment of deferred compensation under any deferred compensation program of the Company or any of its Subsidiaries in which the Optionee or Grantee participated, within seven (7) days of the date such compensation is due;
(v)
the failure to (A) continue in effect (without reduction in benefit level, and/or reward opportunities) any material compensation or employee benefit plan in which the Optionee or Grantee was participating immediately prior to the Change in Control, unless a substitute or replacement plan has been implemented which provides substantially identical compensation or benefits to the Optionee or Grantee or (B) provide the Optionee or Grantee with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other compensation or employee benefit plan, program and practice in which the Optionee or Grantee was participating immediately prior to the Change in Control; or
(vi)
the failure of the Company to obtain from its successors or assigns the express assumption and agreements to the extent required under Section 13 hereof.

Any event or condition described in subsections (i), (ii), (iii), (iv), or (vi) of this definition, which occurs at any time prior to the date of a Change in Control and (1) which occurred after the Company entered into a definitive agreement, the consummation of which would constitute a Change in Control or (2) which the Optionee or Grantee reasonably demonstrates was at the request of a third party who has indicated an intention or has taken steps reasonably calculated to effect a Change in Control, shall constitute Good Reason for purposes of this Agreement, notwithstanding that it occurred prior to a Change in Control.

2.20
“Grantee” means a person to whom an Award has been granted under the Plan.
2.21
“Grant Price” means the price established at the time of a grant of a Stock Appreciation Right used to determine whether there is any payment due upon exercise of the Stock Appreciation Right.
2.22
“Incentive Stock Option” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.
2.23
“Non-Employee Director” means a Director who is not an employee of the Company.
2.24
“Non-qualified Stock Option” means an Option which is not an Incentive Stock Option.
2.25
“Option” means a Non-qualified Stock Option, an Incentive Stock Option or either or both of them.
2.26
“Optionee” means a person to whom an Option has been granted under the Plan.
2.27
“Other Share Award” means an Award of Shares granted pursuant to Section 10.
2.28
“Parent” means any corporation which is a parent corporation within the meaning of Section 424(e) of the Code with respect to the Company.
2.29
“Performance Award” means an Award of Performance Units, Performance Shares or either or both of them.
2.30
“Performance Cycle” means the time period specified by the Committee at the time a Performance Award is granted during which performance for purposes of such Performance Award will be measured.

2.31
“Performance Objectives” has the meaning set forth in Section 9.
2.32
“Performance Shares” means an Award granted to an Eligible Individual pursuant to Section 9.2.
2.33
“Performance Units” means an Award granted to an Eligible Individual pursuant to Section 9.1.
2.34
“Plan” means this Community Health Systems, Inc. 2009 Stock Option and Award Plan, as amended and restated from time to time.
2.35
“Restatement Effective Date” has the meaning set forth in Section 19.7.
2.36
“Restricted Stock” means an Award of Shares issued to an Eligible Individual pursuant to Section 8.1.
2.37
“Restricted Stock Units” means an Award of restricted stock units representing an unfunded and unsecured promise to deliver Shares, cash, or other property subject to certain restrictions granted to an Eligible Individual under Section 8.2.
2.38
“Shares” means shares of the common stock of the Company, par value $.01 per share, and any other securities into which such shares are changed or for which such shares are exchanged.
2.39
“Stock Appreciation Right” means a right to receive all or some portion of the increase in the value of a Share as provided in Section 7 hereof.
2.40
“Subsidiary” means (i) except as provided in subsection (ii) below, any corporation which is a subsidiary corporation within the meaning of Section 424(f) of the Code with respect to the Company, and (ii) in relation to the eligibility to receive Options or Awards other than Incentive Stock Options and continued employment for purposes of Options and Awards (unless the Committee determines otherwise), any entity, whether or not incorporated, in which the Company directly or indirectly owns 50% or more of the outstanding equity or other ownership interests or of which the Company or a Subsidiary is the sole or managing general partner (or functional equivalent thereof).
2.41
“Ten-Percent Stockholder” means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary.
3.
Administration.
3.1
Committee. The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. If the Committee consists of more than one (1) member, a quorum shall consist of not fewer than two (2) members of the Committee and shall otherwise be determined in accordance with applicable law, and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if approved at a meeting duly called and held. The Committee shall consist of at least one (1) Director and may consist of the entire

Board; provided, however, that with respect to any Option or Award granted to an Eligible Individual who is subject to Section 16 of the Exchange Act, the Committee shall consist of at least two (2) Directors each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act. For purposes of the preceding sentence, if any member of the Committee fails to qualify as a non-employee director (within the meaning of the preceding sentence), but recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting. Subject to applicable law, the Committee may delegate its authority under the Plan to any other person or persons.
3.2
No Liability. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.
3.3
Committee Powers. Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:
(a)
determine those Eligible Individuals to whom Options shall be granted under the Plan and the number of such Options to be granted, prescribe the terms and conditions (which need not be identical) of each such Option, including the exercise price per Share, the vesting schedule and the duration of each Option, and make any amendment or modification to any Option Agreement consistent with the terms of the Plan;
(b)
select those Eligible Individuals to whom Awards shall be granted under the Plan, determine the number of Shares in respect of which each Award is granted, the terms and conditions (which need not be identical) of each such Award, and make any amendment or modification to any Award Agreement consistent with the terms of the Plan;
(c)
construe and interpret the Plan and the Options and Awards granted hereunder, establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan comply with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law, and otherwise make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Optionees and Grantees, and all other persons having any interest therein;
(d)
determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee on an individual basis without constituting a termination of employment or service for purposes of the Plan;
(e)
exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(f)
generally, exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.
3.4
Delegation. The Committee may delegate to one or more officers of the Company the authority to grant Options or Awards to Eligible Individuals (other than to himself or herself) and/or determine the number of Shares subject to each Option or Award (by resolution that specifies the total number of Shares subject to the Options or Awards that may be awarded by the officer and the terms of any such Options or Awards), provided that such delegation is made in accordance with the Delaware General Corporation Law and any other applicable legal requirements, and such Options or Awards are not made to executive officers of the Company covered by Rule 16b-3 under the Exchange Act.
4.
Shares Subject to the Plan; Grant Limitations.
4.1
Shares Subject to the Plan. The maximum number of Shares that may be made the subject of Options and Awards granted under the Plan is the sum of:
(a)
7,000,000 Shares added to the Plan as a result of the amendment and restatement contemplated hereby effective on the Restatement Effective Date; plus
(b)
994,922 Shares available for grant under the Plan as of March 1, 2025 (after giving effect to the grant of Awards as part of the Company’s annual equity grant process which was approved by the Committee on February 11, 2025, which Awards had a grant date of March 1, 2025);

for a total of 7,994,922 Shares, less any Shares subject to Options or Awards granted after March 1, 2025 (the “Share Reserve”).

The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company’s treasury, or partly out of each, such number of Shares as shall be determined by the Board. In addition, for purposes of clarity, the Share Reserve is a limit on the number of Shares that may be issued pursuant to Awards under this Plan, and does not limit the granting of Awards, except that the Company will keep available at all times the number of Shares reasonably required to satisfy the Company’s obligation to issue Shares pursuant to Awards.

4.2
Grant Limitations. The following grant limitations shall apply when making Awards pursuant to the Plan:
(a)
The maximum grant date fair value of all Awards granted during any calendar year to a single Non-Employee Director for service as a Non-Employee Director shall not exceed $800,000;
(b)
In no event shall more than an aggregate of 2,000,000 Shares be issued upon the exercise of Incentive Stock Options granted under the Plan.
4.3
Fungible Plan Design; Substitute Awards. Upon the grant of an Option or an Award, the Share Reserve shall be reduced as follows:

(a)
In connection with the grant of an Option or an Award of Stock Appreciation Rights, the Share Reserve shall be reduced by the number of Shares (determined pursuant to Section 4.3(c)) in respect of which such Option or Award is granted or denominated;
(b)
Stock Appreciation Rights to be settled in Shares shall be counted in full against the Share Reserve, regardless of the number of Shares issued upon settlement of the Stock Appreciation Right; and
(c)
Awards granted in the form of Restricted Stock (including Restricted Stock Units), Share-settled Performance Awards and Other Share Awards that are granted as “full value awards” shall reduce the Share Reserve by 1.20 Shares for each Share subject to such an Award.

Notwithstanding the foregoing, Awards may be assumed or granted in connection with or following a merger or acquisition involving the Company or any of its Subsidiaries to the extent permitted by Section 303A.08 of the NYSE Listed Company Manual (or any successor provision thereof) (any such Awards, “Substitute Awards”), and such Substitute Awards will not reduce the Share Reserve.

4.4
Shares Returned to the Plan. Whenever any outstanding Option or Award or portion thereof expires, is canceled, is forfeited, is settled in cash or is otherwise terminated for any reason without having been exercised or Shares having been issued in respect of the Option or Award (or such portion thereof to which the expiration, forfeiture, cash settlement or other termination occurs), the Shares subject to the expired, canceled, forfeited, cash-settled or otherwise terminated portion of the Option or Award shall be returned to the Share Reserve and may again be available for grant under the Plan. With regard to Awards referenced in Section 4.3(c), for each Share subject to an Award that is cancelled, forfeited, settled in cash or other otherwise terminated as provided in the foregoing sentence, the Share Reserve shall be increased by 1.20 Shares. Notwithstanding the foregoing, the following Shares shall not be added back to the Share Reserve:
(a)
Shares withheld to pay taxes in connection with the vesting or settlement of any Option or Award,
(b)
the number of Shares subject to any Share-settled Stock Appreciation Rights Award in excess of the number of Shares actually issued in settlement thereof,
(c)
Shares tendered for payment of Option exercise prices or Withholding Taxes (i.e., net settlement of Shares), and
(d)
Shares purchased by the Company on the open market as a result of Option exercises.
4.5
Minimum Vesting Period. Notwithstanding anything contained herein to the contrary, no portion of any Option or Award under this Plan will vest prior to one year from the date of grant; provided, however, that this minimum vesting requirement will not apply to (i) any vesting in connection with any death, Disability, termination of employment or service without Cause or for Good Reason, or a Change in Control, or (ii) any Options or Awards granted up to a maximum of five percent (5%) of the Share Reserve. For purposes of this Section 4.5, any Option or Award made to a Non-Employee Director with a vesting period at least equal to the period from the annual stockholders’ meeting at which the Option or Award is granted to the next annual stockholders’ meeting (provided that such annual meetings are at least fifty (50) weeks apart) shall be considered to have a vesting period of at least one (1) year.
5.
Option Grants for Eligible Individuals.
5.1
Authority of Committee. Subject to other provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Options, and the terms and conditions of the grant to such Eligible Individuals shall be set forth in an Agreement. Incentive Stock Options may be granted only to Eligible Individuals who are employees of the Company or any Subsidiary.
5.2
Exercise Price. The purchase price for Shares subject to an Option, or the manner in which the exercise price of an Option is to be determined shall be determined by the Committee and set forth in the Agreement; provided, however, that the exercise price per Share under each Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).
5.3
Maximum Duration. Options granted hereunder shall be for such term as the Committee shall determine, provided that an Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder); provided further, that unless the Committee provides otherwise, an Option (other than an Incentive Stock Option) shall, upon the death of an Optionee prior to the expiration of the Option, be exercisable for up to one (1) year following the date of such Optionee’s death even if such period extends beyond ten (10) years from the date the Option was granted. The Committee may, subsequent to the grant of any Option, extend the term thereof, but in no event shall the term be extended to a date later than the latest date upon which the Option could have expired by its original terms under any circumstances (or, if earlier, the 10th anniversary of the original date of grant of the Option).
5.4
Vesting. Subject to Section 5.10, each Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee or set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires.
5.5
Deferred Delivery of Option Shares. Subject to Section 18.6, the Committee may permit Optionees to elect to defer the issuance of Shares upon the exercise of one or more Non-qualified Stock Options granted pursuant to the Plan. The terms and conditions of such deferral shall be determined at the time of the grant of the Option or thereafter and shall be set forth in the Agreement evidencing the Option.
5.6
Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of Shares with respect to which Incentive Stock Options granted under the Plan and “incentive stock options” (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its Subsidiaries (in either case determined without regard to this Section 5.6) are exercisable by an Optionee for the first time during any calendar year exceeds $100,000, such Incentive Stock Options shall be treated as Non-qualified Stock Options. In applying the limitation in the preceding sentence in the case of multiple Option grants, Options which were intended to be Incentive Stock Options shall be treated as Non-qualified Stock Options according to the order in which they were granted such that the most recently granted Options are first treated as Non-qualified Stock Options.
5.7
Non-Transferability. No Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution or, in the case of an Option other than an Incentive Stock Option, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and an Option shall be exercisable during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may set forth in the Agreement evidencing an Option (other than an Incentive Stock Option), at the time of grant or thereafter, that the Option may be transferred to members of the Optionee’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners, and for purposes of this Plan, a transferee of an Option shall be deemed to be the Optionee. For this purpose, immediate family means the Optionee’s spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.
5.8
Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail, or by such other means acceptable to the Committee and communicated to an Optionee, to the Secretary of the Company at the Company’s principal executive office, specifying the number of Options to be exercised and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted; provided, however, that Options may not be exercised by an Optionee following a hardship distribution to the Optionee to the extent such exercise is prohibited under the Community Health Systems, Inc. 401(k) Plan. The exercise price for any Shares purchased pursuant to the exercise of an Option may be paid in any of the following forms (or any combination thereof) to the extent permitted by the Committee: (a) cash, or (b) the transfer, either actually or by attestation, to the Company of Shares owned by the Optionee prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee, or (c) a combination of cash and the transfer of Shares; provided, however, that the Committee may determine that the exercise price shall be paid only in cash. In addition, subject to applicable securities laws, Options may be exercised pursuant to such other cashless exercise procedures that are, from time to time, deemed acceptable by the Committee. Any Shares transferred to the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the day of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.
5.9
Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Company shall have issued and delivered Shares to the Optionee, and (c) the Optionee’s name shall have been entered as a stockholder of record on the books of the Company or otherwise evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.
5.10
Effect of Change in Control. Section 13(b) shall control the treatment of any Options outstanding at the time of a Change in Control.
6.
Limitations on Repricing.

Notwithstanding anything in the Plan to the contrary, except as permitted or required by the provisions of Sections 12 or 13 hereof, neither the Board nor the Committee shall have the power to (i) lower the Option Price of an Option after it is granted, (ii) lower the Grant Price of a Stock Appreciation Right after it is granted, (iii) cancel an Option when the exercise price thereof exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award or grant substitute Options with a lower exercise price than the cancelled Options, (iv) cancel a Stock Appreciation Right when the Grant Price exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award, or grant substitute Stock Appreciation Rights with a lower Grant Price than the cancelled Award, or (v) take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, in each case without the approval of the Company’s stockholders.

7.
Stock Appreciation Rights.

The Committee may in its discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights in accordance with the Plan and such other terms and conditions as shall be set forth in an Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 7, be subject to the same terms and conditions as the related Option.

7.1
Time of Grant. A Stock Appreciation Right may be granted (a) at any time if unrelated to an Option, or (b) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option.
7.2
Stock Appreciation Right Related to an Option.
(a)
Exercise. A Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the exercise price specified in the related Incentive Stock Option Agreement. In no event shall a Stock Appreciation Right related to an Option have a term of greater than ten (10) years.
(b)
Amount Payable. Upon the exercise of a Stock Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the per Share exercise price under the related Option, by (ii) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.
(c)
Treatment of Related Options and Stock Appreciation Rights upon Exercise. Upon the exercise of a Stock Appreciation Right related to an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option related to a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.
7.3
Stock Appreciation Right Unrelated to an Option. The Committee may grant Stock Appreciation Rights unrelated to Options to Eligible Individuals. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability (subject to Section 7.7), vesting and duration as the Committee shall determine, but in no event shall any Stock Appreciation Right have a term of greater than ten (10) years. The Committee shall establish the Grant Price at the time each Stock Appreciation Right unrelated to an Option is granted, which shall not be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted. Upon exercise of a Stock Appreciation Right unrelated to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (a) the excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the Grant Price of the Stock Appreciation Right, by (b) the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.
7.4
Non-Transferability. No Stock Appreciation Right shall be transferable by the Grantee otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and such Stock Appreciation Right shall be exercisable during the lifetime of such Grantee only by the Grantee or his or her guardian or legal representative. The terms of such Stock Appreciation Right shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Grantee.
7.5
Method of Exercise. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in person or by mail, or by such other means acceptable to the Committee and communicated to the Grantee, to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Grantee.
7.6
Form of Payment. Payment of the amount determined under Sections 7.2(b) or 7.3 may be made in the discretion of the Committee solely in whole Shares in a number determined at their Fair Market Value on the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

7.7
Effect of Change in Control. Section 13(b) shall control the treatment of any Stock Appreciation Rights outstanding at the time of a Change in Control.
8.
Restricted Stock and Restricted Stock Units.
8.1
Restricted Stock. The Committee may grant Awards of Restricted Stock to Eligible Individuals, which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) the Committee may require that confirmation and account statements sent to the Grantee with respect to book entry Shares reflect such restrictions and bear a restrictive legend with respect thereto. Such records of the Company or such agent shall, absent manifest error, be binding on all Grantees who receive Restricted Stock Awards evidenced in such manner. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 8.1.
(a)
Rights of Grantee. Subject to the foregoing provisions concerning book entry issuance, Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted provided that, to the extent required in the Agreement and/or by the Committee, the Grantee has executed an Agreement evidencing the Award and followed such other procedures and/or executed such other documentation as may be required by the Agreement and/or the Committee, and in each case, including by electronic execution. If a Grantee shall fail to so execute the Agreement evidencing a Restricted Stock Award and/or shall fail to follow any such procedures or execute any such other documentation, the Award shall be null and void to the extent provided by the Agreement and/or the Committee. Unless the Committee determines otherwise and as set forth in the Agreement, subject to Section 8.1(d) below, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.
(b)
Non-Transferability. Until all restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 8.1(c), such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.
(c)
Lapse of Restrictions.
(i)
Generally. Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine. The Agreement evidencing the Award shall set forth any such restrictions.
(ii)
Effect of Change in Control. Section 13(b) shall control the treatment of any Shares of Restricted Stock then outstanding in the event of a Change in Control.
(d)
Treatment of Dividends. At the time an Award of Shares of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (i) deferred until the lapsing of the restrictions imposed upon such Shares and (ii) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares. For the avoidance of doubt, if deferred dividends are not paid with respect to a Share of Restricted Stock, no dividends shall be paid on such Share of Restricted Stock.
(e)
Delivery of Shares. Upon the lapse of the restrictions on Shares of Restricted Stock, such restrictions and legend shall be removed from the confirmation and account statements delivered to the Grantee or the Grantee’s beneficiary or estate, as the case may be, with respect to book entry shares.
8.2
Restricted Stock Units. The Committee may grant to Eligible Individuals Awards of Restricted Stock Units, which shall be evidenced by an Agreement between the Company and the Grantee, provided that, to the extent required in the Agreement and/or by the Committee, any such Grantee has executed an Agreement evidencing the Award and followed such other procedures and/or executed such other documentation as may be required by the Agreement and/or the Committee, and in each case, including by electronic execution. Each such Agreement shall contain such restrictions, terms and conditions as the Committee may determine. Awards of Restricted Stock Units shall be subject to the terms and provisions set forth below in this Section 8.2.
(a)
Payment of Awards. Each Restricted Stock Unit shall represent a Grantee’s right to receive a payment upon vesting of the Restricted Stock Unit or on any later date specified by the Committee or in the Agreement equal to the Fair Market Value of a Share as of the date the Restricted Stock Unit was granted, the vesting date or such other time as determined in the Agreement or by the Committee at the time the Restricted Stock Unit was granted; provided, however, that the Agreement may provide for, or the Committee may otherwise allow, for the deferral of the payment date if such extension would not cause adverse tax consequences under Section 409A of the Code. The Committee may, at the time a Restricted Stock Unit is granted, provide a limitation on the amount payable in respect of each Restricted Stock Unit and may provide for Dividend Equivalent Rights with respect to such Award; provided, that no Dividend Equivalent Rights shall be paid except to the extent the underlying Restricted Stock Units is paid or settled. The Committee or the Agreement may provide for the settlement of Restricted Stock Units in cash, or with Shares or other property, having a Fair Market Value equal to the payment to which the Grantee has become entitled.
(b)
Effect of Change in Control. Section 13(b) shall control the treatment of any Restricted Stock Units then outstanding in the event of a Change in Control.
9.
Performance Awards.
9.1
Performance Units. The Committee, in its discretion, may grant Awards of Performance Units to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee, provided that, to the extent required in the Agreement and/or by the Committee, any such Grantee has executed an Agreement evidencing the Award and followed such other procedures and/or executed such other documentation as may be required by the Agreement and/or the Committee, and in each case, including by electronic execution. Contingent upon the attainment of specified Performance Objectives within the Performance Cycle, each Performance Unit represents the right to receive payment as provided in Section 9.1(b) of (i) the Fair Market Value of a Share on the date the Performance Unit was granted, the date the Performance Unit became vested or any other time specified by the Committee or set forth in the Award Agreement or (ii) a percentage (which may be more than 100%) of the amount described in clause (i) depending on the level of Performance Objective attainment; provided, however, that the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. Each Agreement shall specify the number of Performance Units to which it relates, the Performance Objectives which must be satisfied in order for the Performance Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied. At the time a Performance Unit is granted, the Committee may provide for Dividend Equivalent Rights with respect to such Award; provided, that no Dividend Equivalent Rights shall be paid except to the extent the underlying Performance Unit is paid or settled.
(a)
Vesting and Forfeiture. Subject to Sections 9.3(b) and 9.4, a Grantee shall become vested with respect to Performance Units to the extent that the Performance Objectives set forth in the Agreement are satisfied for the Performance Cycle or as otherwise provided in any Agreement with respect thereto.
(b)
Payment of Awards. Payment to Grantees in respect of vested Performance Units shall be made as soon as practicable after the last day of the Performance Cycle to which such Award relates following the determination of the attainment of the Performance Objectives with respect thereto, unless the Agreement evidencing the Award provides for the deferral of payment (or an election therefor), in which event the terms and conditions of the deferral shall be set forth in the Agreement. Subject to Section 9.4, such payments may be made entirely in Shares valued at their Fair Market Value, entirely in cash, or in such combination of Shares and cash as the Award Agreement may provide or the Committee in its discretion shall determine at any time prior to such payment, provided, however, that any settlement of Performance Units by the issuance of Restricted Stock must comply with Section 18.6.
9.2
Performance Shares. The Committee, in its discretion, may grant Awards of Performance Shares to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee, provided that, to the extent required in the Agreement and/or by the Committee, any such Grantee has executed an Agreement evidencing the Award and followed such other procedures and/or executed such other documentation as may be required by the Agreement and/or the Committee, and in each case, including by electronic execution. Each Agreement with respect to such Performance Shares shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine, and (without limiting the generality of the foregoing) the Committee may require confirmation and account statements sent to the Grantee with respect to book entry Performance Shares reflect such restrictions and bear a restrictive legend with respect thereto. Awards of Performance Shares shall be subject to the following terms and provisions:
(a)
Rights of Grantee. The Committee or the Agreement shall provide at the time an Award of Performance Shares is made the time or times at which the actual Shares represented by such Award shall be issued in the name of the Grantee. Except as restricted by the terms of the Agreement, subject to Section 9.2(d) below, the Grantee shall have, in the discretion of the Committee, all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.
(b)
Non-Transferability. Until any restrictions upon the Performance Shares awarded to a Grantee shall have lapsed in the manner set forth in Section 9.2(c) or 9.4, such Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee. The Committee may also impose such other restrictions and conditions on the Performance Shares as it deems appropriate.
(c)
Lapse of Restrictions. Subject to Section 9.4, restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determine at the time an Award is granted or as otherwise provided in the Agreement.
(d)
Treatment of Dividends. The payment to the Grantee of dividends, or a specified portion thereof, declared or paid on Shares represented by an Award of Performance Shares which have been issued by the Company to the Grantee shall be (i) deferred until the lapse of the restrictions imposed upon such Performance Shares and (ii) held by the Company or its agent for the account of the Grantee until such time. The Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Performance Shares) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Performance Shares (whether held in cash or in additional Performance Shares), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Performance Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Performance Shares shall be forfeited upon the forfeiture of such Performance Shares.
(e)
Delivery of Shares. Upon the lapse of the restrictions on Performance Shares awarded hereunder, such restrictions and legend shall be removed from the confirmation and account statements delivered to the Grantee or the Grantee’s beneficiary or estate, as the case may be, with respect to book entry shares.
9.3
Performance Objectives.
(a)
Establishment. Performance Objectives for Performance Awards may be expressed in terms of (i) earnings per Share, (ii) net revenue, (iii) EBITDA or adjusted EBITDA, (iv) Share price, (v) pre-tax profits, (vi) net earnings, (vii) return on equity or assets, (viii) operating income, (ix) EBITDA or adjusted EBITDA margin, (x) EBITDA or adjusted EBITDA margin improvement, (xi) bad debt expense, (xii) cash receipts, (xiii) uncompensated care expense, (xiv) days in net revenue in net patient accounts receivable, (xv) gross income, (xvi) net income (before or after taxes), (xvii) cash flow; (xviii) gross profit, (xix) gross profit return on investment, (xx) gross margin return on investment, (xxi) gross margin; (xxii) operating margin, (xxiii) working capital, (xxiv) earnings before interest and taxes, (xxv) return on capital, (xxvi) return on invested capital, (xxvii) net revenue or adjusted EBITDA growth, (xxviii) annual recurring revenues, (xxix) recurring revenues, (xxx) total shareholder return, (xxxi) economic value added, (xxxii) specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion, (xxxiii) reduction in operating expenses, (xxxiv) same-store financial metrics in relation to any of the foregoing, (xxxv) any combination of the foregoing, (xxxvi) individual performance criteria, or (xxxvii) any other quantitative or qualitative performance criteria as may be determined by the Committee in its discretion. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries, any of its Divisions or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range.
(b)
Effect of Certain Events. At the time of the grant of a Performance Award, or at any time thereafter, the Committee may provide for the manner in which performance will be measured against the Performance Objectives (or may adjust the Performance Objectives) to reflect the impact of specified corporate transactions, accounting or tax law changes, other extraordinary, unusual or nonrecurring events, and such other matters that the Committee determines is consistent with the intent of the Performance Award.
9.4
Effect of Change in Control. Section 13(b) shall control the treatment of any Performance Units then outstanding in the event of a Change in Control.
9.5
Non-Transferability. Until the vesting of Performance Units or the lapse of any restrictions on Performance Shares, as the case may be, such Performance Units or Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.
10.
Other Share Awards.

The Committee may grant an Other Share Award to any Eligible Individual, which Other Share Award shall consist of any right that is (i) not an Award described in Sections 5, 6, 8 or 9 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, as determined by the Committee to be consistent with the purposes of the Plan, pursuant to this Section 10 and other applicable terms of this Plan (including, for the avoidance of doubt, Section 19.6 of this Plan). Other Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

11.
Effect of a Termination of Employment or Service.

The Agreement evidencing the grant of each Option and each Award shall set forth the terms and conditions applicable to such Option or Award upon a termination or change in the status of the employment and/or service of the Optionee or Grantee by the Company, a Subsidiary or a Division (including a termination or change by reason of the sale of a Subsidiary or a Division), which shall be as the Committee may, in its discretion, determine at the time the Option or Award is granted or thereafter.

12.
Adjustment Upon Changes in Capitalization.
(a)
In the event of a Change in Capitalization, subject to Section 13, the Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted under the Plan, (ii) applicable limits with respect to the Shares and Awards as provided herein, (iii) the number and class of Shares or other stock or securities which are subject to outstanding Options or Awards granted under the Plan and the exercise price therefor, if applicable, and (iv) Performance Objectives applicable to outstanding Performance Awards.
(b)
Any such adjustment in the Shares or other stock or securities subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent permitted by Sections 422 and 424 of the Code. In addition, (a) no adjustment to any Option or Award that is not subject to Section 409A of the Code shall be made in a manner that would subject the Option or Award to Section 409A of the Code and (b) any adjustment to an Option or Award that is subject to Section 409A of the Code shall be made only in a manner and to the extent permitted by Section 409A of the Code.
(c)
If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award or Option, as the case may be, prior to such Change in Capitalization.
13.
Effect of Certain Transactions; Effect of Change in Control.
(a)
Effect of Certain Transactions. Subject to Section 13(b), or as otherwise provided in an Agreement, in the event of (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a “Transaction”), the Plan and the Options and Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction either (i) each outstanding Option or Award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each Optionee and Grantee shall be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options and Awards prior to such Transaction. For the avoidance of doubt, the Committee may, without the consent of any Optionee or Grantee, provide for the cancellation of outstanding Awards in connection with a Transaction in exchange for the payment in cash or property equal in value to the Fair Market Value of the Shares underlying such Awards, less, in the case of Options (and Stock Appreciation Rights), the aggregate exercise price (or Grant Price) thereof; provided that Options with an aggregate exercise price that is equal to or in excess of the aggregate Fair Market Value of the Shares underlying such Options, and Stock Appreciation Rights whose Grant Price is equal to or in excess of the Fair Market Value of a Share to which such Stock Appreciation Rights relate, may be cancelled in connection with such Transaction without any consideration being paid in respect thereof. The treatment of any Option or Award as provided in this Section 13(a) shall be conclusively presumed to be appropriate for purposes of Section 12.
(b)
Effect of Change in Control. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, the following provisions of this Section 13(b) shall apply except to the extent an Agreement provides for a different treatment (in which case the Agreement shall govern and this Section 13(b) shall not be applicable):
(i)
If and to the extent that outstanding Options or Awards under the Plan (A) are assumed by the successor entity (or affiliate thereto) or continued or (B) are replaced with equity awards that preserve the existing value of the Options or Awards at the time of the Change in Control and provide for subsequent payout in accordance with a vesting schedule and Performance Objectives, as applicable, that are the same or more favorable to the Grantees than the vesting schedule and Performance Objectives applicable to the Options or Awards, then all such Options or Awards or such substitutes thereof shall remain outstanding and be governed by their respective terms and the provisions of the Plan, subject to Section 13(b)(iv) below.
(ii)
If and to the extent that outstanding Options or Awards under the Plan are not assumed, continued or replaced in accordance with Section 13(b)(i) above, then upon the Change in Control the following treatment (referred to as “Change-in-Control Treatment”) shall apply to such Options or Awards: (A) outstanding Options and Stock Appreciation Rights shall immediately vest and become exercisable; (B) the restrictions and other conditions applicable to outstanding Restricted Shares, Restricted Stock Units and Other Share Awards, including vesting requirements, shall immediately lapse; such Awards shall be free of all restrictions and fully vested; and, with respect to Restricted Stock Units, shall be payable immediately in accordance with their terms or, if later, as of the earliest permissible date under Code Section 409A; and (C) outstanding Performance Awards granted under the Plan shall immediately vest and shall become immediately payable in accordance with their terms as if the Performance Objectives have been achieved at the target performance level.
(iii)
If and to the extent that outstanding Options or Awards under the Plan are not assumed, continued or replaced in accordance with Section 13(b)(i) above, then in connection with the application of the Change-in-Control Treatment set forth in Section 13(b)(ii) above, the Board and/or the Committee may, in its sole discretion, provide for cancellation of such outstanding Awards at the time of the Change in Control in which case a payment of cash, property or a combination thereof shall be made to each such Optionee or Grantee upon the consummation of the Change in Control that is determined by the Board and/or Committee in its sole discretion and that is at least equal to the excess (if any) of the value of the consideration that would be received in such Change in Control by the holders of the Company’s securities relating to such Options or Awards over the exercise or purchase price (if any) for such Options or Awards (except that, in the case of an Option or Stock Appreciation Right, such payment shall be limited as necessary to prevent the Option or Stock Appreciation Right from being subject to tax under Code Section 409A); provided that Options with an aggregate exercise price that is equal to or in excess of the Fair Market Value of a Share in such Change in Control, and Stock Appreciation Rights whose Grant Price is equal to or in excess of the Fair Market Value of a Share in connection with such Change in Control, may be cancelled in connection with such Change in Control as may be determined by the Board and/or Committee in its sole discretion without any consideration being paid in respect thereof.
(iv)
If and to the extent that (A) outstanding Options or Awards are assumed, continued or replaced in accordance with Section 13(b)(i) above and (B) a Optionee’s or Grantee’s employment with, or performance of services for, the Company or any of its Subsidiaries or successors is terminated by the Company or such Subsidiary or successor for any reason other than Cause or by such Optionee or Grantee for Good Reason, in each case, within the two-year period commencing on the Change in Control, then, as of the date of such Optionee’s or Grantee’s termination, the Change-in-Control Treatment set forth in Section 13(b)(ii) above shall apply to all assumed or replaced Options or Awards of such Optionee or Grantee then outstanding.
(v)
Outstanding Options or Stock Appreciation Rights that are assumed, continued or replaced in accordance with Section 13(b)(i) may be exercised by the Optionee or Grantee in accordance with the applicable terms and conditions of such Option or Stock Appreciation Right as set forth in the applicable Agreement or elsewhere; provided, however, that Options or Stock Appreciation Rights that become exercisable in accordance with Section 13(b)(iv) may be exercised until the expiration of the original full term of such Option or Stock Appreciation Right notwithstanding the other original terms and conditions of such Award, to the extent allowed without such Option or Stock Appreciation Right becoming subject to tax under Code Section 409A.
14.
Interpretation.
(a)
The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.
(b)
To the extent that any legal requirement of Section 16 of the Exchange Act as set forth in the Plan ceases to be required under Section 16 of the Exchange Act, that Plan provision shall cease to apply.
15.
Termination and Amendment of the Plan or Modification of Options and Awards.
15.1
Plan Amendment or Termination. The Plan shall terminate on the day preceding the tenth anniversary of the Restatement Effective Date and no Option or Award may be granted thereafter. The Board may sooner terminate the Plan and the Board, subject to Section 6, may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:
(a)
no such amendment, modification, suspension or termination shall materially and adversely alter or impair any Options or Awards theretofore granted under the Plan, except with the written consent of the applicable Optionee or Grantee, nor shall any amendment, modification, suspension or termination deprive any Optionee or Grantee of any Shares which he or she may have acquired through or as a result of the Plan, in any such case except with the written consent of the applicable Optionee or Grantee; and
(b)
to the extent necessary under any applicable law, regulation or exchange requirement with which the Committee determines it is necessary or desirable for the Company to comply, no amendment shall be effective unless approved by the stockholders of the Company in accordance with any such law, regulation or exchange requirement.
15.2
Modification of Options and Awards. No modification of an Option or Award shall materially and adversely alter or impair any rights or obligations under the Option or Award without the written consent of the Optionee or Grantee, as the case may be.
16.
Non-Exclusivity of the Plan.

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

17.
Limitation of Liability.

As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a)
give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;
(b)
give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;
(c)
limit in any way the right of the Company or any Subsidiary to terminate the employment of any person at any time; or
(d)
be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.
18.
Regulations and Other Approvals; Governing Law.
18.1
Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.
18.2
The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.
18.3
The Board or the Committee may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.
18.4
Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Shares, no Options or Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.
18.5
Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Option or Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The Committee may require that any confirmation and account statements with respect to any such book entry Shares include such restrictions and bear an appropriate restrictive legend to reflect their status as restricted securities as aforesaid.
18.6
Compliance With Section 409A. All Options and Awards granted under the plan are intended either not to be subject to Section 409A of the Code or, if subject to Section 409A of the Code, to be administered, operated and construed in compliance with Section 409A of the Code and any guidance issued thereunder. Notwithstanding this or any other provision of the Plan to the contrary, the Committee may amend the Plan or any Option or Award granted hereunder in any manner, or take any other action, that it determines, in its sole discretion, is necessary, appropriate or advisable to cause the Plan or any Option or Award granted hereunder to comply with Section 409A and any guidance issued thereunder. In the event that it is reasonably determined by the Board or Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Agreement, as the case may be, without causing the Grantee holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Grantee incurring any tax liability under Section 409A of the Code; which, if the Grantee is a “specified employee” within the meaning of the Section 409A, generally shall be the first day following the six-month period beginning on the date of Grantee’s termination of employment. Any such action, once taken, shall be deemed to be effective from the earliest date necessary to avoid a violation of Section 409A and shall be final, binding and conclusive on all Eligible Individuals and other individuals having or claiming any right or interest under the Plan. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Grantee for any tax, interest, or penalties that Grantee might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

19.
Miscellaneous.
19.1
Forfeiture and Clawback Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Options and Awards granted under the Plan, the Committee shall have the right to provide, in an Agreement, or to require a Grantee to agree by separate written or electronic instrument at or after grant, that all Options and Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Grantee upon any receipt or exercise of any Option or Award or upon the receipt or resale of any Shares underlying the Option or Award) will be subject to repayment or reimbursement to the extent set forth in any recoupment or clawback provisions which may be included in any such Agreement or separate instrument. In addition, without limiting the foregoing, any Option or Award granted pursuant to this Plan shall be subject to forfeiture, repayment, reimbursement or other recoupment by the Grantee to the Company (i) to the extent provided in the Company’s Amended and Restated Clawback Policy, as it may be amended from time to time (the “Current Clawback Policy”), (ii) to the extent that Grantee in the future becomes subject to any other recoupment or clawback policy hereafter adopted by the Company, including any such policy (or amended version of the Current Clawback Policy) adopted by the Company to comply with the requirements of any applicable laws, rules or regulations, including pursuant to final SEC rules and/or final New York Stock Exchange listing standards with respect to recoupment adopted in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act (such final rules and final New York Stock Exchange listing standards, the “Dodd-Frank Clawback Requirements”) (such policies referenced in clause (i) or this clause (ii), collectively, the “Policies”), or (iii) to the extent provided under any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including pursuant to the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Clawback Requirements. The Company may utilize any method of recovery specified in the Policies in connection with any Award recoupment required or permitted under the Policies.
19.2
Multiple Agreements. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Individual.
19.3
Beneficiary Designation. Each Optionee or Grantee may, from time to time, name one or more individuals (each, a “Beneficiary”) to whom any benefit under the Plan is to be paid or who may exercise any rights of the Optionee or Grantee under any Option or Award granted under the Plan in the event of the Optionee’s or Grantee’s death before he or she receives any or all of such benefit or exercises such Option. Each such designation shall revoke all prior designations by the same Optionee or Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Optionee or Grantee in writing with the Company during the Optionee’s or Grantee’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Optionee’s or Grantee’s death and rights to be exercised following the Optionee’s or Grantee’s death shall be paid to or exercised by the Optionee’s or Grantee’s estate.
19.4
Withholding of Taxes.
(a)
At such times as an Optionee or Grantee recognizes taxable income in connection with the receipt of Shares or cash hereunder (a “Taxable Event”), the Optionee or Grantee shall pay to the Company an amount equal to any U.S. federal, state and local and

non-U.S. income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the “Withholding Taxes”) prior to the issuance of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to an Optionee or Grantee, including other wages, an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. The Committee, in its discretion, may provide in an Agreement evidencing an Option or Award at the time of grant, or thereafter, that the Optionee or Grantee may satisfy the obligation to pay Withholding Taxes to the Company in any manner satisfactory to the Committee, including by any Optionee or Grantee electing to have withheld a portion of the Shares issuable to him or her pursuant to the Option or Award having an aggregate Fair Market Value equal to the Withholding Taxes. In the event Shares are withheld by the Company to satisfy any obligation to pay Withholding Taxes, such Shares shall be retired and cancelled and shall not thereafter be available to grant an Option or Award with respect thereto. In determining the procedures by which Shares will be withheld for Withholding Taxes, to the extent required to avoid the Company’s incurring an adverse accounting charge, the amount of any Shares so withheld shall not exceed the amount necessary to satisfy Withholding Taxes determined using the maximum statutory withholding rates for U.S. federal, state and local and/or non-U.S. tax purposes, including payroll taxes, that are applicable to supplemental taxable income.
(b)
If an Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.
19.5
Data Privacy. As a condition of receipt of any Award, any Optionee or Grantee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 19.5 by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Optionee’s or Grantee’s participation in the Plan. The Company and its Subsidiaries may hold certain personal information about an Optionee or Grantee, including but not limited to, the Optionee’s or Grantee’s name, home address and telephone number, date of birth, social security or other identification number, salary, nationality, job title(s), any Shares held by Optionee or Grantee, details of all Awards made to Optionee or Grantee, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of an Optionee’s or Grantee’s participation in the Plan, and the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in Optionee’s or Grantee’s country, or elsewhere, and Optionee’s or Grantee’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of any Award, each Optionee or Grantee authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Optionee’s or Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or Optionee or Grantee may elect to deposit any Shares, for as long as is necessary to implement, administer, and manage the Optionee’s or Grantee’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax and security laws. An Optionee or Grantee may, at any time, view the Data held by the Company with respect to such Optionee or Grantee, request additional information about the storage and processing of the Data with respect to such Optionee or Grantee, recommend any necessary corrections to the Data with respect to the Optionee or Grantee or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel Optionee’s or Grantee’s ability to participate in the Plan and, in the Committee’s discretion, the Optionee or Grantee may forfeit any outstanding Awards, if the Optionee or Grantee refuses or withdraws his or her consents as described herein.
19.6
Dividends and Dividend Equivalents. Notwithstanding anything contained herein to the contrary, no dividends or Dividend Equivalent Rights will be paid in respect of Awards to the extent that restrictions have not yet lapsed or to the extent that such Awards remain subject to vesting, and any such dividends or Dividend Equivalent Rights shall be subject to the same restrictions and risk of forfeiture as the Award to which they relate, and shall be paid only if and to the extent that the underlying Awards vest.
19.7
Effective Date. The effective date of this Plan shall be March 12, 2025 (the “Restatement Effective Date”), subject only to the approval by the holders of a majority of the securities of the Company present in person or represented by proxy and entitled to vote thereon at a meeting of stockholders of the Company, in accordance with the applicable laws, within twelve (12) months of the Restatement Effective Date (the “Stockholder Approval”). Subject to such Stockholder Approval, this Plan, as amended and restated hereby, amends and restates the amended and restated Plan dated as of March 22, 2023.